Exhibit A

Joint Filing Statement

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Apollo Endosurgery, Inc. is filed on behalf of each of the undersigned.

Date: January 6, 2017

PTV SCIENCES II, L.P.

By:	Pinto Technology Ventures GP II, L.P.
Its:	General Partner

By:	Pinto TV GP Company LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PTV IV, L.P.

By:	PTV GP IV, L.P.
Its:	General Partner

By:	PTV GP III Management, LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PTV SPECIAL OPPORTUNITIES I, L.P.

By:	PTV GP SO I, L.P.
Its:	General Partner

By:	PTV GP III Management, LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PINTO TECHNOLOGY VENTURES GP II, L.P.

By:	Pinto TV GP Company LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PTV GP IV, L.P.

By:	PTV GP III Management, LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PTV GP SO I, L.P.

By:	PTV GP III Management, LLC
Its:	General Partner

By:	/s/ Matthew S. Crawford
Its:	Manager

PINTO TV GP COMPANY LLC

By:	/s/ Matthew S. Crawford
Its:	Manager

PTV GP III MANAGEMENT, LLC

By:	/s/ Matthew S. Crawford
Its:	Manager

/s/ Matthew S. Crawford
MATTHEW S. CRAWFORD

/s/ Rick D. Anderson
RICK D. ANDERSON